Free Writing Prospectus

VanEck Merk Gold Trust

2022-01-27 Quarterly Webinar

0001546652

Pursuant to 433/164

333-238022

Merk Outlook Webinar • Outlook on the Markets & Economy • US dollar, Gold, and the Fed • Merk Funds www.merkinvestments.com © 2022 Merk Investments®

OUNZ must be preceded or accompanied by the prospectus . Before investing you should carefully consider the Fund’s investment objectives, risks, charges and expenses . This and other information is in the prospectus, a copy of which is available at www . merkgold . com/prospectus . Please read the prospectus carefully before you invest . Investing involves risk, including possible loss of principal . The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act . Shares of the Trust are not subject to the same regulatory requirements as mutual funds . Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices . Additionally, shares of the Trust are bought and sold at market price, not at net asset value (“NAV”) . Brokerage commissions will reduce returns . Commodities and commodity - index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities . Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value . The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares . The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them . The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor’s ongoing expenses, the amount of gold represented by each Share will decline over time . Investing involves risk, and you could lose money on an investment in the Trust . The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery . Delivery may take considerable time depending on your location . For a more complete discussion of the risk factors relative to the trust, carefully read the prospectus . The sponsor of the Trust is Merk Investments LLC (the “Sponsor”) . VanEck and Foreside Fund Services, LLC, provide marketing services to the Trust . VanEck Merk Gold Trust (“OUNZ”) Disclosure www.merkinvestments.com 2 © 2022 Merk Investments®

CPURNSA Index (US CPI Urban Consumers NS... CPI YOY Index (US CPI Urban Consumers Yo... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 31 : 0 8 1 U.S. Consumer Price Index and Inflation Rate CPI Index (top panel) CPI YoY Rate of Change (bottom panel) Covid Pandemic 2/28/2020 Annualized inflation was 1.8% between January 2000 and February 2020 (pre - pandemic) Annualized inflation has been 4.1% From March 2020 through October 2021 www.merkinvestments.com 3 © 2022 Merk Investments® Source: © Merk Investments, Bloomberg US CPI Urban Consumers NSA is a measure of the average change in the prices paid by urban consumers for a fixed market basket of goods and services; “NSA” refers to non - seasonally adjusted. YoY is the Year - over - Year percentage change.

PCE DEF Index (US Personal Consumption E... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 07 / 202 2 11 : 16 : 1 1 21 Source: © Merk Investments, Bloomberg US PCE Index is a personal consumption expenditures inflation index that tracks overall price changes for goods and services purchased by consumers. Annualized (PCE DEF) is the 3, 5, and 7 - year trailing annualized rates of change , respectively. Fed Average Inflation Targeting (“AIT”) Annualized Inflation Rate over past 3 years, 5 years, and 7 years “Our new statement indicates that we will seek to achieve inflation that averages 2 percent over time . Therefore, following periods when inflation has been running below 2 percent, appropriate monetary policy will likely aim to achieve inflation moderately above 2 percent for some time . In seeking to achieve inflation that averages 2 percent over time, we are not tying ourselves to a particular mathematical formula that defines the average . Thus, our approach could be viewed as a flexible form of average inflation targeting . ” Fed Chair Powell (Aug 2020 ) (3yr) (5yr) (7yr) www.merkinvestments.com 4 © 2022 Merk Investments®

PUBLDEBT Index (US Treasury Total Public... FARWUST Index (Reserve Balance Wednesday... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 34 : 0 8 1 “Money Printing” Change in U.S. Total Public Debt Outstanding in $ Trillions (black) and Change in Federal Reserve Holdings of U.S. Treasuries in $ Trillions (grey) Source: © Merk Investments, Bloomberg www.merkinvestments.com 5 © 2022 Merk Investments®

USSWIT1 Curncy (USD INFL SWAP ZC 1Y) .5Y1YCPI U Index (5y1y CPI) .1Y1YCPI U Index (1y1y CPI) .2Y1YCPI U Index (2y1y CPI) .3Y1YCPI U Index (3y1y CPI) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 36 : 0 8 1 Inflation Expectations CPI Inflation Rates Priced by Inflation Swap Contracts Source: © Merk Investments, Bloomberg Inflation swap contract : a derivative used to transfer inflation risk from one party to another through an exchange of cash flows . In a zero coupon inflation swap, only one payment is done at maturity where one party pays a fixed rate on a notional principal amount, while the other party pays a floating rate linked to an inflation index . 1 y CPI : market - based 1 year forward CPI inflation expectations ; 1 y 1 y : inflation expectation for the year starting in a year ; 2 y 1 y : inflation expectations for the year starting in 2 years ; 3 y 1 y : : inflation expectations for the year starting in 3 years ; 5 y 1 y : inflation expectations for the year starting in 5 years www.merkinvestments.com 6 © 2022 Merk Investments®

.2022H U Index (2022 Rate Hikes) .2023H U Index (2023 Rate Hikes) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 37 : 0 8 1 Rate Hikes Priced In 2022 and 2023 Rate Hikes Priced by Fed Funds Futures Source: © Merk Investments, Bloomberg A rate hike is assumed to 25 basis points (0.25%) www.merkinvestments.com 7 © 2022 Merk Investments®

FF12 Comdty (Generic 12th 'FF' Future) FF24 Comdty (Generic 24th 'FF'Future) FDTRMID Index (Federal Funds Target Rate... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 38 : 0 8 1 Source: © Merk Investments, Bloomberg Fed Funds Futures contract: Fed funds futures are financial contracts that represent the market opinion of where the daily official federal funds rate will be at the time of the contract expiry. Market Expectations of Fed Funds Rate in 1 and 2 Years What’s Priced - in based on the +1 - year and +2 - year Fed Funds Futures Contract www.merkinvestments.com 8 © 2022 Merk Investments®

USSW1 Curncy (USD SWAP SEMI 30/360 1YR) .4Y1YSR U Index (4y1y Swap Rate) .1Y1YS R U Inde x (1y1y Swa p Rate) .2Y1YS R U Inde x (2y1y Swa p Rate) .3Y1YS R U Inde x (3y1y Swa p Rate) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 39 : 0 8 1 Source : © Merk Investments, Bloomberg Swap Rate : An interest rate swap is an agreement between two counterparties to exchange cashflows (fixed vs floating) in the same currency . This agreement is often used by counterparties to change their fixed cashflows to floating or vice versa . The 1 y 1 y rate is the market implied 1 - year interest rate starting in 1 year . The 2 y 1 y is the market implied 1 - year interest rate starting in 2 years, etc . Forward Interest Rates Swaps Market Pricing for Interest Rates 1 - 4 years out www.merkinvestments.com 9 © 2022 Merk Investments®

CERBTTAL Index (Federal Reserve Total As... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 39 : 0 8 1 Source: © Merk Investments, Bloomberg QE = Quantitative Easing: refers to policies that substantially expand the size of the Fed’s balance sheet. QT = Quantitative Tightening: refers to the opposite — policies that reduce the size of the Fed’s balance sheet. Fed Balance Sheet Federal Reserve Balance Sheet T otal Assets and QE / T apering/QT Phases QE1 QE2 QE3 T apering QT Covid QE T ap. www.merkinvestments.com 10 © 2022 Merk Investments®

.G3CB S 91291281 Index (G3CB) SPX Index (S&P 500 INDEX) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 41 : 0 8 1 S&P 500 and G3 Central Bank Assets S&P 500 Index and G3 (U.S . , Eurozone, and Japan) Central Bank T otal Assets Source: © Merk Investments, Bloomberg (R1) = right side axis number 1; (R2) = right side axis number www.merkinvestments.com 11 © 2022 Merk Investments®

.DOWMA U Index (Dow Above/Below 10yr MA) .SPXMA U Index (S&P Above/Below 10yr MA) .DOWMA U Index (Dow Above/Below 10yr MA) .DOWMA U Index (Dow Above/Below 10yr MA) .SPXMA U Index (S&P Above/Below 10yr MA) .NKYMA U Index (Nikkei 225 Above/Below 1... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 42 : 0 8 1 Source: © Merk Investments, Bloomberg *This is not meant to be a forecast. Merely food for thought* 120% Lowest common threshold “Bubble” Indicator Market Indexes Relative to their Respective 10 - year Moving Averages (Market Tops lined up to April 2024) Aug 1929 Dec 1989 (Japan) Aug 1987 Mar 2000 www.merkinvestments.com 12 © 2022 Merk Investments®

Source: © Merk Investments, Bloomberg FOMC = Federal Open Market Committee: branch of the Federal Reserve System (FRS) that determines the direction of monetary policy specifically by directing open market operations (OMOs). Fed “Dot Plot” FOMC participants’ assessments of appropriate monetary policy from Sep 2021 Meeting (black), and Fed Funds Futures (grey) www.merkinvestments.com 13 © 2022 Merk Investments®

MERK®

Who's Who at the Fed

Category	Name	Role	Status	Dove-Hawk Scale*
Board of Governors	Jerome Powell	Chair	Voter	Neutral/Dovish
Board of Governors	Richard Clarida	Vice Chair (retiring)	Voter	Neutral/Dovish
Board of Governors	Lael Brainard	Governor (future Vice Chair)	Voter	Neutral/Dovish
Board of Governors	[Sarah Bloom Raskin]	Vice Chair of Supervision (nominee)	Voter	Neutral
Board of Governors	Michelle Bowman	Governor	Voter	Neutral
Board of Governors	Christopher Waller	Governor	Voter	Hawkish
Board of Governors	[Vacancy x 2]	Governor	Voter	[TBD]
Regional President	John Williams	New York Fed President	Voter	Neutral
Regional President	Eric Rosengren	Boston Fed President	Voter	Neutral/Hawkish
Regional President	Patrick Harker	Philadelphia Fed President		Neutral/Hawkish
Regional President	Loretta Mester	Cleveland Fed President	Voter	Hawkish
Regional President	Thomas Barkin	Richmond Fed President	[2021 Voter]	Neutral
Regional President	Raphael Bostic	Atlanta Fed President	[2021 Voter]	Neutral/Hawkish
Regional President	Charles Evans	Chicago Fed President	[2021 Voter]	Dovish
Regional President	James Bullard	St. Louis Fed President	Voter	Hawkish
Regional President	Neel Kashkari	Minneapolis Fed President		Dovish
Regional President	Esther George	Kansas City Fed President	Voter	Hawkish
Regional President	Robert Kaplan	Dallas Fed President		Neutral/Hawkish
Regional President	Mary Daly	San Francisco Fed President	[2021 Voter]	Neutral/Dovish

Source: © Merk Investments, Bloomberg

Dovish: Central bankers are described as "dovish" when they support lowering interest rates/easier monetary policy
Hawkish: Central bankers are described as "hawkish" when they support raising interest rates/tighter monetary policy

www.merkinvestments.com 14 © 2022 Merk Investments®

DXY Curncy (DOLLAR INDEX SPOT) USRINDEX Index (U.S. Recession Indicator... This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 45 : 0 8 1 U.S. Dollar Index and U.S. Recessions Dollar Index (“DXY”) and U.S. Recessions Source: © Merk Investments, Bloomberg www.merkinvestments.com 15 © 2022 Merk Investments®

DXY Curncy (DOLLAR INDEX SPOT) USGG2YR Index (US Generic Govt 2 Yr) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 49 : 0 8 1 US Dollar Index and US 2yr Yields US Dollar Index (black) and US 2yr Yields (grey) Source: © Merk Investments, Bloomberg www.merkinvestments.com 16 © 2022 Merk Investments®

.DXYPOS S 91291244 Index (all fx fut) DXY Curncy (DOLLAR INDEX SPOT) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 09 : 30 : 0 9 3 U.S. Dollar and Speculative Positioning U.S. Dollar Index (black) and CFTC net speculative positioning on the U.S. Dollar (grey) Source: © Merk Investments, Bloomberg CFTC = Commodity Futures Trading Commission Each Friday, the CFTC publishes net positioning data of speculators (in contrast to bona fide hedgers); the information is based on large traders required to file reports and for each release reflects information of the preceding Tuesday www.merkinvestments.com 17 © 2022 Merk Investments®

DXY Curncy (DOLLAR INDEX SPOT) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 53 : 0 8 1 U.S. Dollar Index U.S. Dollar Index (“DXY”) Source: © Merk Investments, Bloomberg On 1/1/1999, the euro was adopted. On 8 / 15 / 1971 , the U . S . unilaterally terminated convertibility of the U . S . dollar into gold, effectively ending the Bretton Woods System . Index Weights EUR: 57.6% JPY: 13.6% GBP: 11.9% CAD: 9.1% SEK: 4.2% CHF : 3.6% The weights for the euro prior to 1999 were as follows (based on the relative size of international trade for the original 11 members) : Germany (mark): 33.1% France (franc): 19.7% Italy (lira): 14.8% Belgium/Luxembourg (franc): 9.2% Netherlands (guilder): 8.2% Spain (peseta): 6.7% Austria (schilling): 4.4% Finland (markka): 1.5% Portugal (escudo): 1.3% Ireland (pound): 1.1% www.merkinvestments.com 18 © 2022 Merk Investments®

DXY Curncy (DOLLAR INDEX SPOT) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 08 : 58 : 0 8 1 U.S. Dollar Index U.S. Dollar Index (“DXY”) with Log scale trend channel “I tend to be bearish on the dollar because it’s a trend . The dollar has been going down ever since Bretton Woods broke down in the early 1970 s . That’s a pretty good trend for a pretty good reason . ” – Andres Drobny Source : © Merk Investments, Bloomberg The log scale trend channel draws a regression channel plotted on logarithmic scale from the first quotation . On logarithmic scales an equal amount of vertical change corresponds to an equal amount of percentage change, whereas on arithmetic scales an equal amount of vertical change corresponds to an equal amount of numerical change . www.merkinvestments.com 19 © 2022 Merk Investments®

.DXYPPP S 91291245 Index (Avg G10 PPP) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 09 : 00 : 0 9 6 Source: © Merk Investments, Bloomberg The Relative PPP Framework suggests that nominal exchange rates tend to gravitate toward their long - run purchasing power parity (PPP) equilibrium values. The foundation for PPP is the so - called “law of one price,” which suggests that identical goods should trade at the same price across countries when valued in terms of a common currency. Relative PPP extends the law of one price to a broad range of goods and services and takes into account trade impediments. U.S. Dollar Relative Purchasing Power Valuation U.S. Dollar Relative PPP Valuation vs equally - weighted G10 G10 Currencies: AUD – Aus t ralian dollar CAD – Canadian dollar CHF – Swiss franc EUR – euro GBP – British pound JPY – Japanese yen NOK – Norwegian krone NZD – New Zealand dollar SEK – Swedish krona (USD – U.S. dollar) www.merkinvestments.com 20 © 2022 Merk Investments®

.AUDPPP S 91291210 Index (AUD.USD PPP) .NOKPPP S 91291317 Index (NOK PPP) .CADPPP S 91291224 Index (CAD.USD PPP) .CHFPPP S 91291232 Index (CHF.USD PPP) .EURPPP U Index (EUR.USD Relative PPP) .JPYPPP S 91291304 Index (JPY PPP) .GBPPPP S 91291288 Index (GBP.USD PPP) .NZDPPP S 91291322 Index (NZD.USD PPP) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 09 : 00 : 0 9 4 Non - Dollar G10 Currencies Relative Purchasing Power Valuation vs U.S. Dollar Non - dollar G10 vs U.S. Dollar – Relative PPP Valuation Source : © Merk Investments, Bloomberg Relative purchasing power parity (PPP) : Nominal exchange rates tend to gravitate toward their long - run purchasing power parity (PPP) equilibrium values . The foundation for PPP is the so - called “law of one price,” which suggests that identical goods should trade at the same price across countries when valued in terms of a common currency . Relative PPP extends the law of one price to a broad range of goods and services and takes into account trade impediments . www.merkinvestments.com 21 © 2022 Merk Investments®

XAU Curncy (Gold Spot $/Oz) 91282CDX Govt () This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 09 : 04 : 0 9 3 Source: © Merk Investments, Bloomberg Gold and Real Rates Gold (black) and Real Rates (inverted in grey) www.merkinvestments.com 22 © 2022 Merk Investments®

GOLDS Comdty (GOLD SPOT $/OZ) DXY Curncy (DOLLAR INDEX SPOT) This report may not be modified or altered in any way . The BLOOMBERG PROFESSIONAL service and BLOOMBERG Data are owned and distributed locally by Bloomberg Finance LP (“BFLP”) and its subsidiaries in all jurisdictions other than Argentina, Bermuda, China, India, Japan and Korea (the (“BFLP Countries”) . BFLP is a wholly - owned subsidiary of Bloomberg LP (“BLP”) . BLP provides BFLP with all the global marketing and operational support and service for the Services and distributes the Services either directly or through a non - BFLP subsidiary in the BLP Countries . BFLP, BLP and their affiliates do not provide investment advice, and nothing herein shall constitute an offer of financial instruments by BFLP, BLP or their affiliates . Bloomber g ® 01 / 25 / 202 2 09 : 04 : 0 9 5 Source: © Merk Investments, Bloomberg Gold and the U.S. Dollar Gold (black) and the U.S. Dollar Index (inverted in grey) www.merkinvestments.com 23 © 2022 Merk Investments®

• Convenient and cost - efficient way to buy and hold gold through an exchange traded product • Option to take delivery of physical gold if and when desired OUNZ www.merkinvestments.com 24 © 2022 Merk Investments®

■ Basket of Hard Currencies ■ Hedge U.S. dollar risk ■ Active management Seeks to profit from rise of Hard Currencies vs. the U.S. dollar Merk Hard Currency Fund (MERKX) www . me r k f un d s . c om 25 www.merkinvestments.com 25 © 2022 Merk Investments®

MERKX Standardized Performance Through 12 / 31 / 2021 , the Merk Hard Currency Fund Investor Shares (MERKX) had a 1 - year return of - 6 . 37% , a 5 - year return of 0 . 51% , a 10 - year return of - 1 . 82% , and a return of 0 . 97 % since inception on 05 / 10 / 2005 . All performance figures greater than 1 - year are annualized unless otherwise specified . Performance data represents past performance and is no guarantee of future results . Current performance may be lower or higher than the performance data quoted . Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than original cost . Please visit www . merkfunds . com for most recent month end performance . The expense ratio for MERKX is 1 . 33 % for Investor Shares . Merk Hard Currency Fund ® Seeks to profit from a rise in hard currencies r e l a t i v e t o t h e U . S. d o l l a r www.merkinvestments.com 26 © 2022 Merk Investments®

MERKX Performance Performance data represents past performance and is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All performance figures greater than 1 - year are annualized unless otherwise specified. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than original cost. Please visit www.merkfunds.com for most recent month end performance. The Fund’s expense ratio is 1.33% for Investor Shares. Source: Merk Investments, Bloomberg. Calculations since inception 05/10/2005 - 12/31/2021 - 5.00% 0.00% 5.00% 10.00% 15.00% 20.00% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% - 10.00% - 10.00% May - 05 May - 06 May - 07 May - 08 May - 09 May - 10 May - 11 May - 12 May - 13 May - 14 May - 15 May - 16 May - 17 May - 18 May - 19 May - 20 May - 21 M o nthly Return 25.00% C umalative Return 60.00% Monthly and Cumulative Return (since inception) Monthly Returns (RHS) Cumulative Returns (LHS) GOLD NZD AUD NOK SEK CHF JPY GBP C A D EUR MER K X InvDXY A n n . Std . Dev iation 20% 18% 16% 14% 12% 10% 8% 6% 4% 2% 0% Risk Comparsion (since inception) CAD 22.1% NOK 17.8% AUD 15.4% SEK 15.0% NZD 8.9% EUR 9.1% 5.7% Currency Allocation (as of 12/31/2021) JPY GOLD GBP 5.5% 2.1% Risk and Return (since Inception) Annualized Return 0.97% Annualized Volatility 8.46% Sharpe Ratio - 0.03 Cumulative Return 17.43% Year - to - Date Return - 6.37% Best Month 7.77% Worst Month - 9.82% Average Month 0.11% Average Monthly Gain 1.93% Average Monthly Loss - 1.88% % of Winning Months 52.00% 95% Monthly VAR - 3.76% www.merkinvestments.com 27 © 2022 Merk Investments® Fund Details Investor Institutional Ticker MERKX MHCIX Min. Invest. $2,500 $250,000 Exp. Ratio 1.33% 1.08% Fees No Load No Load AUM: $52.6 million

MERKX Performance (since inception) Annualized performance – since inception (05/10/05 – 12/31/21) Performance data represents past performance and is no guarantee of future results . Current performance may be lower or higher than the performance data quoted . All performance figures greater than 1 - year are annualized unless otherwise specified . Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than original cost . Please visit www . merkfunds . com for most recent month end performance . The Fund’s expense ratio is 1 . 33 % for Investor Shares . Source : Merk Investments, Bloomberg . Calculations for period 05 / 10 / 2005 - 12 / 31 / 2021 www.merkinvestments.com 28 © 2022 Merk Investments®

MERKX Volatility since inception Annualized volatility – since inception (05/10/05 – 12/31/21) www.merkinvestments.com 29 © 2022 Merk Investments®

MERKX Correlation Correlation matrix – as of 12/31/2021 Correlation: a statistical measurement that gives the degree of relationship between two variables. In a diversified portfolio, correlation represents the degree of relationship between the price movements of different assets in a portfolio. Fund inception: 05/10/2005. M E R K X v s. Since Inception 1 Y e a r YTD Q4 AUD C A D CHF EUR GBP JPY N O K NZD SEK SGD USD X A U 0.63 0.90 0.90 0.84 0.75 0.62 0.79 0.80 0.63 0.79 0.78 0.80 0.63 0.79 0.78 0.46 0.90 0.66 0.67 0.73 0.21 0.33 0.33 0.00 0.79 0.90 0.87 0.89 0.90 0.87 0.89 0.89 0.86 0.84 0.61 0.78 0.64 0.83 0.83 0.84 - 0.90 - 0.86 - 0.86 - 0.73 0.66 0.50 0.50 0.16 S ou r ce : M e r k I nv e s t m e n t s , B l oo m b e r g . All calculations are based on daily data as of 12/31/2021. All currencies performance data calculated relative to U.S. Dollar. USD: U.S. Dollar Currency Index (DXY); XAU: Gold Spot as U.S. Dollar per Troy Ounce © M e r k I nv e s t m e n t s , LL C www.merkinvestments.com 30 © 2022 Merk Investments®

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Notes Indices and terms referred to in this presentation may include the following : U . S . Dollar (DXY) Index and Inverse DXY : DXY is a measure of the value of the United States dollar relative to a static basket of currencies with Euro (EUR) 57 . 6 % weight, Japanese yen (JPY) 13 . 6% , Pound Sterling (GBP) 11 . 9% , Canadian dollar (CAD) 9 . 1% , Swiss franc (CHF) 3 . 6 % and Swedish krona (SEK) 4 . 2 % weight . The DXY is a generally well - known measure of the value of the US dollar versus major foreign currencies, and as such makes a relevant reference point for directional currency strategies . The inverse of the DXY is the value of the currency basket relative to the U . S . dollar, i . e . short dollar and long foreign currencies . Because the Merk Hard Currency Fund is long foreign currencies (and therefore short dollar), using the inverse DXY allows for the logical comparison of performance relative to the Fund . Bloomberg Dollar (BBDXY) Index : an index tracks the performance of a basket of ten leading global currencies versus the U . S . dollar, weighted by the share of international trade and FX liquidity . Deutsche Bank Currency Returns (DBCR) Index : an equal - weighted blend of the most widely used investment strategies among active currency managers . It captures long term systematic returns available in the world currency markets . As a non - directional index, the DBCR provides a useful comparison to absolute return currency strategies like the Merk Absolute Return Currency Fund . JPMorgan 3 - Month Global Cash Index : measures the performance of money market securities denominated in foreign currencies . Citigroup 3 - Month U . S . T - Bill Index : an index that tracks the performance of U . S . Treasury bills with a remaining maturity of three months . S&P 500 Total Return Index (SPXT) : a broad - based measurement of changes in stock market conditions based on the average performance of 500 widely held common stocks . Performance figures assume that all dividends are reinvested . MSCI EAFE (Europe Australasia Far East) Index : a free float - adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada . As international equity investment returns are a combination of equity returns and currency returns, the MSCI EAFE provides a useful comparison to a strategy including U . S . equities and currencies, like the Merk Currency Enhanced US Equity Fund . MSCI EAFE US $ Hedged Net Index : a currency hedged variant of the above, designed to represent the return without the currency exposure if the index . MSCI Emerging Markets (EM) Index : a free float - adjusted market capitalization index that is designed to measure equity market performance of emerging markets . Barclays Capital Aggregate US Bond Index (BONDS) : is a broad - based benchmark that measures the investment grade, U . S . dollar - denominated, fixed - rate taxable bond market, including Treasuries, government - related and corporate securities, MBS (agency fixed - rate and hybrid ARM pass - throughs), ABS, and CMBS . FTSE NAREIT US All REITs Index: spans the commercial real estate space across the US economy. It provides exposure to all investment and property sectors. DJ - UBS Commodity Total Return Index: a diversified benchmark for commodities’ fully collateralized returns. Barclays US TIPS Index: measures the performance of the US Treasury Inflation Protected Securities ("TIPS") market. Alpha: a measure of risk - adjusted return. The excess return of the fund relative to the return of the benchmark is the fund’s alpha. Beta: a measure of systematic risk based on the covariance of the portfolio’s return with the return of the overall market. The market has a beta of 1. Sharpe Ratio: a measure of the excess return per unit of risk in an investment asset or a trading strategy. Correlation: a measure of how two securities or asset classes move in relation to each other. Standard Deviation: a measure of volatility. VAR : VAR refers to value at risk, which gives the worst expected loss given some confidence level over a given time horizon for a given distribution of returns . 95 % Monthly VAR suggests a 95 % probability a monthly loss is no greater than stated assuming a normal distribution of returns . Investors must be aware that this does not capture the worst case scenario and that losses may be greater as the distribution of future returns is unknown . CRY Index : Thomson Reuters/Core Commodity CRB Commodity Index, an arithmetic average of commodity futures prices with monthly rebalancing . Barcap US Corp HY YTW – 10 Year Spread : A measure reflecting risk premia in the market ; specifically, the Barclays Capital US Corporate High Yield to Worst minus the US Generic Government 10 Year Yield . Other indices as defined on the respective pages . Indices are unmanaged ; an investment cannot be made directly in an index . www.merkinvestments.com 32 © 2022 Merk Investments®

Notes (continued) Singapore dollar (SGD): official currency of Singapore. Spot Gold (XAU): current market price at which an asset is bought or sold for immediate payment and delivery. It is differentiated from the forward price or the futures price, which are prices at which an asset can be bought or sold for delivery in the future. Russell 2000 Index: a small - cap stock market index of the bottom 2,000 stocks in the Russell 3000 Index . The Russell 2000 is used as a benchmark primarily for mutual funds that identify themselves as "small - cap", while the S&P 500 index is used primarily for large capitalization stocks. S&P 500 Index: a capitalization - weighted index of 500 stocks designed to measure performance of the broad U.S. domestic economy through change in the aggregate market value representing all major industries. S&P 500 Financials Index: a capitalization - weighted index of S&P 500 stocks that represent the financial sector as defined by Global Industry Classification Standard (GICS) Level 1 Sector group, calculated by Bloomberg. VIX Short - Term Futures Index: an index that measures the return from a daily rolling long position in the VIX futures contract traded on the Chicago Board Options Exchange. The short - term index is comprised of the first and second contract months. U.S. 10Y Treasury Bonds: represented here by calculating the inverse of Bloomberg’s U.S. Generic Government 10 Year Yield Index (USGG10YR Index) comprised of on - the - run government bill/not/bond indices. Spain 10 Y Treasury Bonds : represented here by calculating the inverse of Bloomberg’s Spanish Generic Government 10 Year Yield Index (GSPG 10 YR Index) comprised of Spanish government bonds that the market considers to be benchmark issue . G 10 : refers to 10 countries/currency areas : Australia (AUD), Canada (CAD), Switzerland (CHF), Eurozone (EUR), United Kingdom (GBP), Japan (JPY), Norway (NOK), New Zealand (NZD), Sweden (SEK), and United States (USD) . US Corp IG Bonds : represented here by Bloomberg US Corporate Bond Index (Investment Grade) for GICS Level I sectors Utilities, Industrials, Consumer Staple, Communications, Health Care and Financials . The Bloomberg USD Corporate Bond Index is a rules - based market - value weighted index engineered to measure the investment grade, fixed - rate, taxable, corporate bond market . It includes USD - denominated securities publicly issued by U . S . and non - U . S . corporate issuers . To be included in the index a security must have a minimum par amount of 250 million . EM USD Bond Aggregate : represented here by Bloomberg Barclays EM USD Aggregate TR Index Unhedged USD . Bloomberg Barclays Emerging Markets Hard Currency Aggregate Index is a flagship hard currency Emerging Markets debt benchmark that includes USD - denominated debt from sovereign, quasi - sovereign, and corporate EM issuers . U . S . Mortgage Backed Securities : represented here by Bloomberg Barclays US MBS Index TR Value Unhedged USD . The Bloomberg Barclays US Mortgage Backed Securities (MBS) Index tracks agency mortgage backed pass - through securities (both fixed - rate and hybrid ARM) guaranteed by Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC) . The index is constructed by grouping individual TBA - deliverable MBS pools into aggregates or generics based on program, coupon and vintage . Pan - European IG Bond Aggregate : represented here by Bloomberg Barclays Pan - European Aggregate TR Index Value Unhedged EUR . The Bloomberg Barclays Pan - European Aggregate Index tracks fixed - rate, investment - grade securities issued in the following European currencies : Euro, British pounds, Norwegian krone, Danish krone, Swedish krona, Czech koruna, Hungarian forint, Polish zloty, and Slovakian koruna . Inclusion is based on the currency of the issue, and not the domicile of the issuer . Pan - European HY Bond Aggregate : represented here by Bloomberg Barclays Pan - European High Yield TR Index Value Unhedged EUR . The Bloomberg Barclays Pan - European High Yield Index measures the market of non - investment grade, fixed - rate corporate bonds denominated in the following currencies : euro, pounds sterling, Danish krone, Norwegian krone, Swedish krona, and Swiss franc . Inclusion is based on the currency of issue, and not the domicile of the issuer . G 4 : G 4 or Group of Four refers to the U . S . , U . K . , Germany, and Japan www.merkinvestments.com 33 © 2022 Merk Investments®

Mutual Fund Risk Disclosure Information contained herein may discuss Fund performance and holdings . Performance data quoted represents past performance and is no guarantee of future results . Current performance may be lower or higher than the performance data quoted . Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost . For performance current to the most recent month - end, please visit our website at www . merkfunds . com/fund . Since the Fund primarily invests in foreign currencies, changes in currency exchange rates affect the value of what the Fund owns and the price of the Fund’s shares . Investing in foreign instruments bears a greater risk than investing in domestic instruments for reasons such as volatility of currency exchange rates and, in some cases, limited geographic focus, political and economic instability, emerging market risk, and relatively illiquid markets . The Fund is subject to interest rate risk, which is the risk that debt securities in the Fund’s portfolio will decline in value because of increases in market interest rates . If the U . S . dollar fluctuates in value against currencies the Fund is exposed to, your investment may also fluctuate in value . As a non - diversified fund, the Merk Hard Currency Fund will be subject to more investment risk and potential for volatility than a diversified fund because its portfolio may, at times, focus on a limited number of issuers . For a more complete discussion of these and other Fund risks please refer to the Fund's prospectus . Before investing you should carefully consider the Fund's investment objectives, risks, charges and expenses . This and other information is in the prospectus, a copy of which may be obtained by calling 1 - 866 - MERK FUND or visiting the Fund's website . Please read the prospectus carefully before you invest . Foreside Fund Services, LLC, distributor . www.merkinvestments.com 34 © 2022 Merk Investments®

Disclosure This report was prepared by Merk Investments LLC (“Merk Investments”), and reflects the current opinion of the authors. It is based upon sources and data believed to be accurate and reliable. Merk Investments makes no representation regarding the advisability of investing in the products herein . The information contained herein reflects Merk Investments’ current views and opinions with respect to, among other things, future events and financial performance . Any forward - looking statements contained herein are based on current estimates and expectations . Opinions and forward - looking statements expressed are subject to change without notice . This information does not constitute investment advice and is not intended as an endorsement of any specific investment . The information contained herein is general in nature and is provided solely for educational and informational purposes . Some believe predicting recessions is either impossible or very difficult . The information provided does not constitute legal, financial or tax advice . You should obtain advice specific to your circumstances from your own legal, financial and tax advisors . Past performance is no guarantee of future results . * * * Explicit permission must be obtained from Merk Investments LLC in order to replicate, copy, distribute or quote from this document or any portion thereof. Published by Merk Investments LLC © 2022 Merk Investments LLC www.merkinvestments.com 35 © 2022 Merk Investments®